EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
July 17, 2008	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) or Tom Vann (CEO)
Phone: (252) 946-4178
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports June 30, 2008 Quarterly and Six Months Earnings

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its earnings for the quarter ended June 30, 2008 (unaudited), the second quarter of its fiscal year ending December 31, 2008, and its earnings for the six months ended June 30, 2008 (unaudited).

Net income was $3.0 million, or $0.31 per diluted share, for the second quarter of 2008 compared to net income of $4.3 million, or $0.43 per diluted share, for the second quarter of 2007. Net income for the first six months of 2008 was $6.9 million, or $0.70 per diluted share, compared to net income of $8.6 million, or $0.86 per diluted share, for the first six months of 2007.

Second quarter 2008 net interest income was $9.2 million, compared to $10.2 million for the second quarter of 2007. The decrease in net interest income results primarily from a decline in the net interest margin, significantly influenced by the Federal Reserve’s 325 basis point rate cuts since September 2007, and partially offset by an increase in average earning assets and a decline in the cost of funds. Average earning assets increased to $869.6 million for the second quarter of 2008 from $847.7 million for the second quarter of 2007. The net interest margin was 4.22% for the second quarter of 2008, down 24 basis points from 4.46% for the linked first quarter of 2008.

The cost of funds of 2.97% for the second quarter of 2008 was a 33 basis point improvement from 3.30% for the linked first quarter of 2008, and a 63 basis point improvement from 3.60% for the second quarter of 2007. The Company was able to improve its cost of funds by the combination of deposit repricing, and the rollover of time deposits and the repositioning of borrowings within the lower interest rate environment.

Non-interest income was $2.8 million for the second quarter of 2008, compared to $2.4 million for the second quarter of 2007. The increase includes approximately $245,000 of gains on the sale of mortgage loans and mortgage backed securities. The Company executed these sale transactions to support a more balanced sensitivity to future interest rate changes.

The Company also experienced growth in noninterest income across both loan and deposit service offerings. Revenues from loan and deposit fees and service charges increased to $2.1 million for the second quarter of 2008 from $1.8 million for the second quarter of 2007.

Non-interest expense was $5.9 million for the second quarter of 2008, compared to $5.5 million for the second quarter of 2007. The $407,000 increase in non-interest expense increase is due to additional costs associated with opening two new full service offices and three loan production offices during 2007 and 2008, as well costs required to support the increased earning assets and customer transaction activity between the respective periods. In managing its non-interest expense, the Company has reduced its full time equivalent employees to 269 at June 30, 2008 from 287 at December 31, 2007.

Total assets were $910.2 million at June 30, 2008, compared to $909.3 million at December 31, 2007. Total loans were $765.1 million at both June 30, 2008 and December 31, 2007, respectively. Cash, investments and mortgage backed securities $110.0 million at June 30, 2008 and $112.2 million at December 31, 2007.

The Company recorded loan loss provisions of $1.1 million in the second quarter of 2008, compared to $100,000 in the second quarter of 2007. The increased loan loss provision contributed to the reduced earnings for the current quarter when compared to both the preceding and prior year comparative quarters. The Company's allowance for credit has remained firm during the past 12 months, at 1.33% of total loans at June 30, 2008, compared to 1.31% at June 30, 2007.

The Company's non-performing loans declined to $6.4 million at June 30, 2008 from $12.8 million at March 31, 2008. The decline in non-performing loans is a result of management’s collection and work-out efforts combined with foreclosures on certain real estate properties. Management believes non-performing loans are either well collateralized or adequately reserved. However, there can be no assurance in the future that regulators, increased risks in its loans and leases portfolio, changes in economic conditions and other factors will not require additional adjustments to the allowance for credit losses.

Other real estate owned increased to $4.0 million at June 30, 2008 from $1.6 million at December 31, 2007, reflecting foreclosures of certain non-performing loans. At June 30, 2008, other real estate owned consisted of seventeen single family residential properties, one lot and one commercial building. The Bank believes the adjusted carrying values of these properties are representative of their fair market values, although there can be no assurances that the ultimate sales will be equal to or greater than the carrying values.

Deposits declined to $744.3 million at June 30, 2008 from $761.4 million at December 31, 2007. Checking accounts were $247.6 million at June 30, 2008, compared to $243.6 million at December 31, 2007, reflecting continued efforts of attracting lower costing core deposits. Time deposits declined to $478.0 million at June 30, 2008 from $500.2 million at December 31, 2007.
During the first and second quarters of 2008, and amid intense competitive pressure on interest rates, the Bank chose to not renew certain maturing time deposits at higher rates, in efforts to control its time deposit cost. The Bank also began repricing certain new and maturing time deposits at lower rates, obtained lower costing borrowings, and combined with lower costing checking accounts, has effectively managed its cost of funds within the intense competitive market pressure.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company and securities brokerage services through an affiliation with a broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 29 full service branch offices and two loan production offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com. The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	June 30	December 31
	2008	2007*
Assets	(unaudited)

Cash and due from banks	$27,320,474	$22,273,592
Interest-bearing deposits in financial institutions	6,667,612	1,755,695
Investment securities - available for sale	41,125,928	49,064,278
Mortgage-backed securities - available for sale	30,340,891	37,828,064
Mortgage-backed securities - held for investment	4,518,152	1,291,762
Loans and leases receivable, net:
Held for sale	4,932,138	7,515,626
Held for investment	760,154,308	757,567,279
Premises and equipment, net	9,332,994	9,433,399
Real estate owned	4,026,046	1,601,704
Federal Home Loan Bank of Atlanta stock, at cost which approximates market	3,658,600	3,210,100
Accrued interest receivable	4,618,334	5,103,405
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,111,442	1,150,616
Identifiable intangible assets	180,780	196,500
Prepaid expenses and other assets	8,038,118	7,077,115

Total assets	$910,244,393	$909,287,711

Liabilities and Stockholders' Equity

Deposits:
Demand	$247,642,094	$243,647,606
Savings	18,681,815	17,497,763
Large denomination certificates of deposit	217,600,738	204,509,581
Other time	260,368,198	295,714,633
Total deposits	744,292,845	761,369,583
Borrowed money	54,163,723	42,067,421
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	14,560,593	9,505,385
Total liabilities	823,327,161	823,252,389

Common stock, $.01 par value, 25,000,000 shares authorized; 11,254,222 issued; 9,753,096 and 9,808,655 shares outstanding, respectively	97,531	98,087
Additional paid-in capital	35,911,450	36,761,824
Retained earnings, substantially restricted	82,687,218	79,679,027
Treasury stock at cost	(31,976,615)	(30,880,120)
Accumulated other comprehensive income, net	197,648	376,504
Total stockholders' equity	86,917,232	86,035,322

Total liabilities and stockholders' equity	$910,244,393	$909,287,711

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

Interest income:
Interest and fees on loans	$14,164,079	$16,177,817	$29,342,373	$32,164,404
Interest and dividends on investments and deposits	1,055,050	1,347,839	2,259,890	2,683,217
Total interest income	15,219,129	17,525,656	31,602,263	34,847,621

Interest expense:
Interest on deposits	5,505,117	6,997,293	11,691,704	13,866,119
Interest on borrowings	395,594	77,046	795,257	220,388
Interest on junior subordinated notes	144,293	212,111	340,954	419,955
Total interest expense	6,045,004	7,286,450	12,827,915	14,506,462

Net interest income	9,174,125	10,239,206	18,774,348	20,341,159
Provision for credit losses	1,148,684	100,000	1,148,684	100,000
Net interest income after provision for credit losses	8,025,441	10,139,206	17,625,664	20,241,159

Non-interest income:
Fees and service charges	2,094,583	1,821,399	3,981,843	3,638,137
Loan servicing fees	163,322	164,600	326,529	326,699
Gain on sale of real estate, net	30,987	19,501	100,502	19,359
Gain on sale of mortgage loans	174,697	37,675	404,228	252,319
Gain on sale of mortgage backed securities	69,911	-	69,911	-
Other income	287,056	338,344	610,947	629,513
Total non-interest income	2,820,556	2,381,519	5,493,960	4,866,027

Non-interest expense:
Compensation and fringe benefits	3,451,365	3,348,150	7,039,170	6,646,076
Federal insurance premiums	21,430	24,160	43,777	48,447
Premises and equipment	512,714	465,656	1,012,588	938,749
Advertising	28,288	28,992	63,304	55,488
Payroll and other taxes	324,303	314,291	694,563	666,256
Data processing	623,538	624,449	1,267,069	1,246,060
Amortization of intangible assets	126,744	98,475	228,802	195,444
Other	807,810	584,907	1,506,428	1,213,861
Total non-interest expense	5,896,192	5,489,080	11,855,701	11,010,381

Income before income taxes	4,949,805	7,031,645	11,263,923	14,096,805

Income taxes	1,938,059	2,720,558	4,351,219	5,487,721

Net income	$3,011,746	$4,311,087	$6,912,704	$8,609,084

Per share data:
Basic earnings per share	$0.31	$0.43	$0.71	$0.87
Diluted earnings per share	$0.31	$0.43	$0.70	$0.86
Dividends per share	$0.20	$0.19	$0.40	$0.38
Weighted average shares-Basic	9,756,519	9,943,148	9,779,465	9,937,037
Weighted average shares-Diluted	9,782,038	10,055,509	9,807,507	10,062,394

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$910,244	$913,887	$909,288	$907,921	$910,568
Loans receivable (net):
Mortgage	47,710	51,013	50,461	59,666	54,173
Commercial	601,485	606,514	601,300	586,710	578,799
Consumer	102,870	101,071	100,387	100,969	98,992
Leases	13,021	13,679	12,935	13,365	13,428
Total	765,086	772,277	765,083	760,710	745,392

Cash and investments	75,114	73,124	73,094	76,310	94,023
Mortgage-backed securities	34,859	37,756	39,120	38,194	38,826
Premises and equipment	9,333	9,305	9,433	9,352	9,405
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,111	1,131	1,151	1,146	1,232

Deposits:
Savings	18,682	17,866	17,498	18,538	18,899
Checking	247,642	252,153	243,648	262,183	266,354
Certificates	477,969	484,310	500,224	496,907	513,837
Total	744,293	754,329	761,370	777,628	799,090

Borrowings	54,164	52,099	42,067	21,752	7,056
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	86,917	87,073	86,026	85,315	83,306

Consolidated earnings summary:
Interest income	$15,219	$16,383	$17,591	$17,639	$17,525
Interest expense	6,045	6,783	7,309	7,295	7,286
Net interest income	9,174	9,600	10,282	10,344	10,239
Provision for credit losses	1,149	0	150	100	100
Noninterest income	2,821	2,674	2,726	2,544	2,382
Noninterest expense	5,896	5,960	6,084	5,816	5,489
Income taxes	1,938	2,413	2,638	2,714	2,721
Net income	$3,012	$3,901	$4,136	$4,258	$4,311

Per Share Data:
Earnings per share-Basic	$0.31	$0.40	$0.42	$0.43	$0.43
Earnings per share-Diluted	$0.31	$0.40	$0.42	$0.42	$0.43
Dividends per share	$0.20	$0.20	$0.19	$0.19	$0.19
Book value per share	$8.91	$8.92	$8.77	$8.62	$8.38

Average shares-Basic	9,756,519	9,802,770	9,862,276	9,923,236	9,943,148
Average shares-Diluted	9,782,038	9,833,335	9,955,496	10,030,595	10,055,509

	6/30/2008	3/31/2008	12/31/2007	9/30/2007	6/30/2007
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	7.00%	7.62%	8.26%	8.35%	8.27%
Cost of funds	2.97%	3.30%	3.59%	3.60%	3.60%
Net interest spread	4.03%	4.32%	4.67%	4.75%	4.67%
Net interest margin on earning assets	4.22%	4.46%	4.83%	4.90%	4.83%
Earning assets to total assets	95.83%	92.99%	93.55%	92.73%	93.84%

Return on average assets	1.32%	1.70%	1.81%	1.88%	1.91%
Return on average equity	13.72%	17.97%	19.22%	20.12%	20.72%
Efficiency ratio	49.09%	48.49%	47.26%	45.42%	43.43%
Dividend payout ratio	64.52%	50.00%	45.24%	44.19%	44.19%

Average assets	$914,012	$919,708	$913,729	$906,686	$903,931
Average earning assets	$869,559	$858,705	$851,569	$845,154	$847,678
Average equity	$87,790	$86,810	$86,096	$84,663	$83,209

Equity/Assets	9.55%	9.53%	9.46%	9.40%	9.15%
Tangible Equity/Assets	9.07%	9.05%	8.98%	8.91%	8.66%

Asset quality data and ratios:
Nonperforming loans	$6,389	$12,819	$7,555	$8,268	$2,012
Other real estate owned	$4,026	$1,526	$1,602	$1,524	$1,344

Allowance for loan and lease losses	$9,957	$9,394	$9,487	$9,267	$9,172
Allowance for unfunded loan commitments	$391	$393	$403	$726	$767
Allowance for credit losses	$10,348	$9,787	$9,890	$9,993	$9,939

Allowance for loan and lease losses to loans	1.28%	1.20%	1.22%	1.20%	1.21%
Allowance for unfunded loan commitments to unfunded commitments	0.32%	0.26%	0.27%	0.43%	0.47%
Allowance for credit losses to loans	1.33%	1.25%	1.27%	1.30%	1.31%

Net charge-offs (recoveries)	$588	$102	$254	$47	$45
Net charge-offs (recoveries) to loans	0.090%	0.013%	0.033%	0.006%	0.006%
Nonperforming loans to assets	0.70%	1.40%	0.83%	0.91%	0.22%
Loans to deposits	101.94%	102.38%	100.49%	97.82%	93.28%
Loans to assets	83.35%	84.50%	84.12%	83.79%	81.86%
Loans serviced for others	$256,515	$255,700	$254,671	$244,900	$252,363